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                                                                    EXHIBIT 23.3

                                    CONSENT

     We hereby consent to the reference to our firm under the section labeled "Experts" in the Joint Proxy Statement Prospectus of Arch Communications Group, Inc. ("Arch") and Paging Network, Inc. filed on Form S-4 (File Number 333-xxxxx). As noted therein, our review and input only pertains to FCC matters unique to Arch included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "Risk Factors -- Government regulation may burden operations", "The Merger -- Regulatory Approvals" and "Industry Overview -- Regulation." Stockholders of Arch should not rely on Wilkinson Barker Knauer, LLP with respect to any other matters or any other sections of the document.

                                          WILKINSON BARKER KNAUER, LLP

                                          By: /s/  KENNETH D. PATRICH
                                            ------------------------------------
                                              Kenneth D. Patrich

Date: January 27, 2000